UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

BREITLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-50541	88-0507007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 Pacific Avenue, Suite 12000, Dallas, Texas	75201
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (214) 716-2600

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On June 30, 2014, KPMG LLP (“KPMG”) acquired certain assets of ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates (“Rothstein Kass”), the independent registered public accounting firm for Breitling Energy Corporation (the “Company”).  As a result of this transaction, on June 30, 2014, Rothstein Kass resigned as the independent registered public accounting firm for the Company. The reports by Rothstein Kass on the consolidated financial statements of the Company during the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  During the Company’s fiscal years ending December 31, 2013 and 2012 and subsequent period up to June 30, 2014, the Company did not have any disagreements with Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rothstein Kass, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. In addition, no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K have occurred.

The Company has requested Rothstein Kass to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter from Rothstein Kass, dated June 30, 2014, is filed as Exhibit 16.1 to this Form 8-K.

On June 30, 2014, the Audit Committee of the Company’s Board of Directors approved the engagement of MaloneBailey, LLP (“MaloneBailey”) as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014.

During the years ended December 31, 2013 and December 31, 2012 and the subsequent interim period through June 30, 2014, the date of engagement of MaloneBailey, the Company did not consult with MaloneBailey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

MaloneBailey did perform an audit on the financial statements of the Company for the year ended March 31, 2011 and served as the Company’s independent registered public accounting firm through April 30, 2012. However, while that audit related to the financial statements of the Company as a legal entity, it did not relate to the current financial statements of the Company. The Company acquired the oil and gas assets of Breitling Oil & Gas Corporation and Breitling Royalties Corporation (collectively, “Breitling Energy Companies”) on December 9, 2013, through the issuance of a number of shares of common stock equal to 92.5% of the Company’s common stock outstanding following the closing of that transaction. As a result of the foregoing transaction, the Breitling Energy Companies became the accounting acquirer of the Company and the Company’s financial statements are now based upon the financial statements of the Breitling Energy Companies. During the years ended December 31, 2013 and December 31, 2012 and the subsequent interim period through June 30, 2014, the date of engagement of MaloneBailey, the Breitling Energy Companies did not consult with MaloneBailey regarding any of the matters described in the prior paragraph.

During the years ended December 31, 2013 and December 31, 2012 and the subsequent interim period through June 30, 2014, the date of engagement of MaloneBailey, the Company did not consult with MaloneBailey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

MaloneBailey did perform an audit on the financial statements of the Company for the year ended March 31, 2011 and served as the Company’s independent registered public accounting firm through April 30, 2012. However, while that audit related to the financial statements of the Company as a legal entity, it did not relate to the current financial statements of the Company. The Company acquired the oil and gas assets of Breitling Oil & Gas Corporation and Breitling Royalties Corporation (collectively, “Breitling Energy Companies”) on December 9, 2013, through the issuance of a number of shares of common stock equal to 92.5% of the Company’s common stock outstanding following the closing of that transaction. As a result of the foregoing transaction, the Breitling Energy Companies became the accounting acquirer of the Company and the Company’s financial statements are now based upon the financial statements of the Breitling Energy Companies. During the years ended December 31, 2013 and December 31, 2012 and the subsequent interim period through June 30, 2014, the date of engagement of MaloneBailey, the Breitling Energy Companies did not consult with MaloneBailey regarding any of the matters described in the prior paragraph.

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1	Letter from Former Auditors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2014

Breitling Energy Corporation

By:	/s/ Chris A. Faulkner
Name:	Chris A. Faulkner
Title:	CEO

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